                                                                     Exhibit 3.8
                                 EIGHTH AMENDMENT
                                       TO
                            THE AMENDED AND RESTATED
                     ARTICLES OF INCORPORATION, AS AMENDED,
                                       OF
                    DEVELOPERS DIVERSIFIED REALTY CORPORATION



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
                                                                                     -----------------------------------------------
{SEAL}    Prescribed by:                                                             Expedite this Form: (Select One)
                  The Ohio Secretary of State                                        -----------------------------------------------
                  Central Ohio: (614) 466-3910                                       Mail Form to one of the Following:
             Toll Free: 1-877-SOS-FILE (1-877-767-3453)                              -----------------------------------------------
                                                                                                    PO Box 1390
                                                                                     |X| Yes     Columbus, OH 43216
                                                                                       *** Requires an additional fee of $100 ***
                                                                                     -----------------------------------------------
www.sos.state.oh.us                                                                                PO Box 1028
e-mail:  busserv@sos.state.oh.us                                                     | | No       Columbus, OH 43216
                                                                                    ------------------------------------------------

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                           CERTIFICATE OF AMENDMENT BY
            SHAREHOLDERS OR MEMBERS AMENDMENT/RESTATEMENT/CORRECTION
                                   (Domestic)
                                Filing Fee $50.00


(CHECK ONLY ONE (1) BOX)
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
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(1) Domestic for Profit        PLEASE READ INSTRUCTIONS          (2) Domestic Non-Profit
    | | Amended                |X| Amendment                         | | Amended                  | | Amendment
        (122-AMAP)                 (125-AMDS)                            (126-AMAN)                   (128-AMD)
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
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Complete the general information in this section for the box checked above.
--------------------------------------------------------------------------------

Name of Corporation     Developers Diversified Realty Corporation
                        --------------------------------------------------------

Charter Number          831795
                        --------------------------------------------------------

Name of Officer         Joan U. Allgood
                        --------------------------------------------------------

Title                   Secretary
                        --------------------------------------------------------

|X| Please check if additional provisions attached.

The above named Ohio corporation, does hereby certify that:

|X| A meeting of the          |X| shareholders       | | directors (non-profit
                                                         amended articles only)

| | members was duly called and held on        May 8, 2007
                                         -----------------------
                                                (Date)

at which meeting a quorum was present in person or by proxy, based upon the quorum present, an affirmative vote was cast which entitled them to exercise 88.6% as the voting power of the corporation.
-----

| | In a writing signed by all of the    | | shareholders   | | directors
                                                                (non-profit
                                                                amended articles
                                                                only)
| | members who would be entitled to the notice of a meeting or such other proportion not less than a majority as the articles of regulations or bylaws permit.
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
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Clause applies if amended box is checked.
-----------------------------------------

Resolved, that the following amended articles of incorporations be and the same are hereby adopted to supercede and take the place of the existing articles of incorporation and all amendments thereto.

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541                                                 Page 1 of 2                                               Last Revised: May 2002
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
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
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All of the following information must be completed if an amended box is checked.
If an amendment box is checked, complete the areas that apply.
--------------------------------------------------------------------------------

FIRST:    The name of the corporation is:
                                           -------------------------------------

SECOND:   The place in the State of Ohio where its principal office is located is in the City of:


          ---------------------------------------------------------------------------    ---------------------------------
          (city, village or township)                                                                (county)

THIRD:   The purposes of the corporation are as follows:

         ---------------------------------------------------------------------------------------------------------------------------




         ---------------------------------------------------------------------------------------------------------------------------

FOURTH:   The number of shares which the corporation is authorized to have outstanding is:  ----------------------------------------
                                          (Does not apply to box (2))

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
                                    -----------------------------------------------------        -----------------------------------
       REQUIRED                     /s/ Joan U. Allgood                                                       5-8-07
Must be authenticated               -----------------------------------------------------        -----------------------------------
(signed) by an authorized           Authorized Representative                                                  Date
representative
 (See Instructions)                 Joan U. Allgood, Secretary
                                    -------------------------------------------------------
                                   (Print Name)

                                   --------------------------------------------------------


                                   --------------------------------------------------------



                                  -------------------------------------------------------         ----------------------------------

                                  -------------------------------------------------------         ----------------------------------
                                  Authorized Representative                                                      Date

                                  -------------------------------------------------------
                                  (Print Name)

                                  -------------------------------------------------------


                                  -------------------------------------------------------


541                                                 Page 2 of 2                                               Last Revised: May 2002
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

                                EIGHTH AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                    DEVELOPERS DIVERSIFIED REALTY CORPORATION
                               Charter No. 831795

         The following amendment to the Amended and Restated Articles of Incorporation of Developers Diversified Realty Corporation (the "Corporation"), as amended, was adopted by a majority vote of the shareholders of the Corporation at a meeting held on May 8, 2007 and pursuant to the authority of
Section 1701.71(A)(1) and 1701.73(A) and (C) of the Ohio Revised Code:

         RESOLVED, that the Amended and Restated Articles of Incorporation of the Corporation, as amended, be and they hereby are amended by deleting the first paragraph of Article FOURTH in its entirety and replacing it with the following:

                  FOURTH: The authorized number of shares of the Corporation is 311,000,000, consisting of 300,000,000 common shares, without par value (hereinafter called "Common Shares"), 750,000 Class A Cumulative Preferred Shares, without par value (hereinafter called "Class A Shares"), 750,000 Class B Cumulative Preferred Shares, without par value (hereinafter called "Class B Shares"), 750,000 Class C Cumulative Preferred Shares, without par value (hereinafter called "Class C Shares"), 750,000 Class D Cumulative Preferred Shares, without par value (hereinafter called "Class D Shares"), 750,000 Class E Cumulative Preferred Shares, without par value (hereinafter called "Class E Shares"), 750,000 Class F Cumulative Preferred Shares, without par value (hereinafter called "Class F Shares"), 750,000 Class G Cumulative Preferred Shares, without par value (hereinafter called "Class G Shares"), 750,000 Class H Cumulative Preferred Shares, without par value (hereinafter called "Class H Shares"), 750,000 Class I Cumulative Preferred Shares, without par value (hereinafter called "Class I Shares"), 750,000 Class J Cumulative Preferred Shares, without par value (hereinafter called "Class J Shares"), 750,000 Class K Cumulative Preferred Shares, without par value (hereinafter called "Class K Shares"), 750,000 Noncumulative Preferred Shares, without par value (hereinafter called "Noncumulative Shares"), and 2,000,000 Cumulative Voting Preferred Shares, without par value (hereinafter called "Voting Preferred Shares"). The Class A Shares, Class B Shares, Class C Shares, Class D Shares, Class E Shares, Class F Shares, Class G Shares, Class H Shares, Class I Shares, Class J Shares, Class K Shares and Voting Preferred Shares are sometimes collectively referred to herein as the "Cumulative Shares."

         IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 8th day of May, 2007.


                                 /s/ Joan U. Allgood
                                 ----------------------------------
                                 Joan U. Allgood, Secretary